Filed Pursuant To Rule 433
Registration No. 333-158105
June 24, 2009
SPDR Gold Shares: Version C of e-vite to “What’s Next for Gold?” On-demand Webcast
Having trouble reading this email? Click Here Forward to a Colleague What’s Next for Gold? Gold and the Changing Economic Landscape A State Street On-demand Webcast As the economy improves, it’s more important than ever to make the most of your clients’ investments. And as volatility lingers, strategies that seek to reduce risk, hedge inflation, and position portfolios for growth are critical. View State Street’s latest webcast to find out how gold can make sense in all markets. And hear from World Gold Council, a leader in gold market intelligence, about how gold may perform throughout the remainder of 2009. View Webcast ? About ? Agenda Speakers •• Related Info m About SPDR Gold Shares [GLD] SPDR® Gold Shares [GLD] offer investors an innovative, cost-efficient and secure way to access the gold market. With SPDR® Gold Shares [GLD], you can participate in the gold bullion market without the necessity of taking physical delivery of gold (and the costs associated with it). And your investment comes with the liquidity, transparency, and flexibility of an ETF. To learn more about the most precise way to invest in the gold market, visit spdrs.com

Privacy Policy I Contact Us For Investment Professionals Only. Not for use with the public. Shares of GLD trade like stocks, are subject to investment risk and will fluctuate in market value. Neither diversification nor asset allocation ensure a profit or guarantee against loss. The value of the SPDRe Gold Shares relates directly to the value of the gold held by the SPDRe Gold Trust (less Trust expenses) and fluctuations in the price of gold could materially adversely affect an investment in the Shares. Investors should be aware that there is no assurance that gold will maintain its long-term value in terms of purchasing power in the future. In the event that the price of gold declines, the SPDRe Gold Trust expects the value of an investment in the Shares to proportionately decline. Shareholders of the SPDRe Gold Trust will not have the protections associated with ownership of shares in an investment company registered under the Investment Company Act of 1940 or the protections afforded by the Commodity Exchange Act of 1936. The SPDRe Gold Trust is not registered as an investment company under the Investment Company Act of 1940 and is not required to register under such act. Neither World Gold Trust Services, LLC nor the Trustee of the SPDRe Gold Trust is subject to regulation by the CFTC. Shareholders will not have the regulatory protections provided to investors in CEA-regu lated instruments or commodity pools. The SPDRe Gold Trust has filed a registration statement (including a prospectus) with the SEC with respect to the SPDRe Gold Shares to which this communication relates. Before you invest in SPDRe Gold Shares, you should read the prospectus in that registration statement and other documents the SPDRe Gold Trust has filed with the SEC for more complete information about the SPDRe Gold Trust and SPDR* Gold Shares. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternately, the SPDR* Gold Trust or any Authorized Participant in respect of the SPDR8 Gold Shares will arra nge to send you the prospectus if you request it by calling toll free at 1-866-320-4053 or contacting State Street Global Markets, LLC, Attn: SPDRe Gold Shares, One Lincoln Street, 30th Floor, Boston, MA 02111. The prospectus contains material information about the SPDR8 Gold Trust and its Shares which is material and/or which may be important to you. You should read the entire prospectus, including ‘Risk Factors” before making an investment decision about the Shares. The ‘SPDR6’ trademark is used under license from The McGraw-Hill Companies, Inc. and the SPDR* Gold Trust is permitted to use the ‘SPDR1 trademark pursuant to a sublicense from the Marketing Agent. No financial product offered by State Street, SPDR* Gold Trust or its affiliates is sponsored, endorsed, sold or promoted by The McGraw-Hill Companies, Inc. (‘McGraw-Hiir). McGraw-Hill makes no representation or warranty, express or implied, to the owners of any financial product or any member of the public regarding the advisability of investing in securities generally or in financial products particularly or the ability of the index on which financial products are based to track general stock market performance. McGraw-Hill is not responsible for and has not participated in any determination or calculation made with respect to issuance or redemption of financial products. McGraw-Hill has no obligation or liability in connection with the administration, marketing or trading of financial products. WfTHOUT LIMmNG ANY OF THE FOREGOING, IN NO EVENT SHALL McGRAW-HILL HAVE ANY LIABUTY FOR ANY SPECIAL, PUNmVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING, BUT NOT LIMrTED TO, LOST PROFfTS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES. Marketed by State Street Global Markets, LLC, an affiliate of State Street Global Advisors. Hot FDIC Insured—No Bank Guarantee—May Lose Value. © 2009 State Street Corporation. All R ights Reserved. IBG-0320 Exp. Date: 4/30/2010

What’s Next for Gold? Gold and the Changing Economic Landscape A State Street On-demand Webcast In any investment climate, advising your clients on the best course of action can be a real challenge. Investments that have the ability to grow and preserve client wealth may help put your clients’ minds at ease. This webcast will give you the insights and analysis you need to understand the benefits of adding gold to your clients’ portfolios Experts from World Gold Council and State Street Global Advisors will show you how: Gold responded to the economic decline in 2008 and how it may respond to an economic recovery Gold performs in relation to other asset classes The unique supply and demand attributes of gold impact its price To gain precise access to this asset class using SPDR® Gold Shares [GLD] View Webcast Investment Professionals Only. CFP«= & CIMA° CE credits available. Privacy Policy I Contact Us For Investment Professionals Only. Not for use with the public. Shares of GLD trade like stocks, are subject to investment risk and will fluctuate in market value. Neither diversification nor asset allocation ensure a profit or guarantee against loss. The value of the SPDR* Gold Shares relates directly to the value of the gold held by the SPDR* Gold Trust (less Trust expenses) and fluctuations in the price of gold could materially adversely affect an Investment in the Shares. Investors should be aware that there is no assurance that gold will maintain its long-term value in terms of purchasing power in the future. In the event that the price of gold declines, the SPDR* Gold Trust expects the value of an Investment in the Shares to proportionately decline. Shareholders of the SPDR* Gold Trust will not have the protections associated with ownership of shares in an investment company registered under the Investment Company Act of 1940 or the protections afforded by the Commodity Exchange Act of 1936. The SPDR* Gold Trust is not registered as an investment company under the Investment Company Act of 1940 and is not required to register under such act. Neither World Gold Trust Services, LLC nor the Trustee of the SPDR* Gold Trust is subject to regulation by the CFTC. Shareholders will not have the regulatory protections provided to investors in CEA-regulated instruments or commodity pools. The SPDR* Gold Trust has filed a registration statement (including a prospectus) with the SEC with respect to the SPDR* Gold Shares to which this communication relates. Before you invest in SPDR* Gold Shares, you should read the prospectus in that registration statement and other documents the SPDR* Gold Trust has filed with the SEC for more complete information about the SPDR* Gold Trust and SPDR* Gold Shares. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternately, the SPDR* Gold Trust or any Authorized Participant in respect of the SPDR9 Gold Shares will arrange to send you the prospectus if you request It by calling toll free at 1-866-320-4053 or contacting State Street Global Markets, LLC, Attn: SPDR* Gold Shares, One Lincoln Street, 30th Floor, Boston, HA 02111. The prospectus contains material information about the SPDR* Gold Trust and its Shares which is material and/or which may be important to you. You should read the entire prospectus, including “Risk Factors* before making an investment decision about the Shares. The “SPDR** trademark is used under license from The McGraw-Hill Companies, Inc. and the SPDR* Gold Trust is permitted to use the ‘SPDR” trademark pursuant to a sublicense from the Marketing Agent. No financial product offered by State Street, SPDR* Gold Trust or its affiliates is sponsored, endorsed, sold or promoted by The McGraw-Hill Companies, Inc. (“McGraw-HilT). McGraw-Hill makes no representation or warranty, express or implied, to the owners of any financial product or any member of the public regarding the advisability of Investing; in securities generally or in financial products particularly or the ability of the index on which financial products are based to track general stock market performance. McGraw-Hill is not responsible for and has not participated In any determination or calculation made with respect to issuance or redemption of financial products. McGraw-Hill has no obligation or liability in connection with the administration, marketing or trading of financial products. WITHOUT LIMfTING ANY OF THE FOREGOING, IN NO EVENT SHALL McGRAW-HLL HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING, BUT NOT LIMfTED TO, LOST PROFITS), EVEN IF NOTIFED OF THE POSSIBILITY OF SUCH DAMAGES. Marketed by State Street Global Markets, LLC, an affiliate of State Street Global Advisors. Not FDIC insured—No Bank Guarantee—May Lose Value. © 2009 State Street Corporation. All Rights Reserved. IBG-0321 Exp. Date: 4/30/2010

What’s Next for Gold? Gold and the Changing Economic Landscape A State Street On-demand Webcast Welcome and Opening Remarks Gold and the Changing Economic Landscape Natalie Dempster Head of Investment, North America World Gold CouncJ • Accessing the Gold Market
Tom Anderson Vice President, Head of Strategy and ETF Research State Street Global Advisors • Q&A and Closing Remarks View Webcast investment Professionals Only CFPC & CIMAS CE credits available. Privacy Poicv I Contact Us For Investment Professionals Only. Not for use with the public. Shares of GLD trade like stocks, are subject to investment risk and will fluctuate in market value. Neither diversification nor asset allocation ensure a profit or guarantee against loss. The value of the SPDR* Gold Shares relates directly to the value of the gold held by the SPDR8 Gold Trust (less Trust expenses) and fluctuations in the price of gold could materially adversely affect an investment in the Shares. Investors should be aware that there is no assurance that gold will maintain its long-term value in terms of purchasing power in the future. In the event that the price of gold declines, the SPDR9 GoH Trust expects the value of an investment hi the Shares to proportionately decline. Shareholders of the SPDR9 Gold Trust will not have the protections associated with ownership of shares in an investment company registered under the Investment Company Act of 1940 or the protections afforded by the Commodity Exchange Act of 1938. The SPDR9 Gold Trust snot registered as an investment company under the Investment Company Act of 1940 and is not required to register under such act. Neither Work) Gold Trust Services, LLC nor the Trustee of the SPDR9 GokJ Trust is subject to regulation by the CFTC. Shareholders will not have the regulatory protections provided to investors in CEA-regulated instruments or commodity pools. The SPDR9 Gold Trust has filed a regstration statement (including a prospectus) with the SEC with respect to the SPDR9 GokJ Shares to which this communication relates. Before you invest in SPDR9 Gold Shares, you should read the prospectus in that registration statement and other documents the SPDR9 Gold Trust has filed with the SEC for more complete nformation about the SPDR9 GokJ Trust and SPDR9 GokJ Shares. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternately, the SPDR9 GokJ Trust or any Authorized Participant hi respect of the SPDR9 GokJ Shares will arrange to send you the prospectus if you request it by calling toll free at 1-866-320-4053 or contacting State Street Global Markets, LLC, Attn: SPDR9 GokJ Shares, One Lincoln Street, 30th Floor, Boston, MA 02111 The prospectus contains material information about the SPDR9 GokJ Trust and its Shares which is material and/or which may be important to you. You should read the entire prospectus, including “Risk Factors’ before making an investment decision about the Shares. The “SPDR9” trademark is used under license from The McGraw-Hill Companies, Inc. and the SPDR9 GokJ Trust is permitted to use the “SPDR” trademark pursuant to a subhcense trom tne Marketing Agent No financial product ottered by state street, SHUK* GokJ i mst or its affiliates is sponsored, endorsed, sou or promoted by The McGraw-Hill Companies, Inc. rMcGraw-HHF). McGraw-Hill makes no representation or warranty, express or implied, to the owners of any financial product or any member of the public regarding the advisability of investing in securities generally or ir financial products particularly or the ability of the index on which financial products are based to track general stock market performance. McGraw-Hill is not responsible for and has not participated in any determination or calculation made with respect to issuance or redemption of financial products. McGraw-Hill has no obligation or liability in connection with the administration, market ing or trading of financial products. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL McGRAW-HILL HAVE ANY LIABUTY FOR ANY SPECIAL, PUNfTIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING, BUT NOT LIMITED TO, LOST PROFITS), EVEN IF NOTIFED OF THE POSSIBILITY OF SUCH DAMAGES. Marketed by State Street Global Markets, LLC, an affiliate of State Street Global Advisors. Not FDIC Insured—No Bank Guarantee—May Lose Value. © 2009 State Street Corporation. AH Rights Reserved. BG-0321 Exp. Date: 4/30/2010

What’s Next for Gold? Gold and the Changing Economic Landscape A State Street On-demand Webcast Natalie Dempster Head of Investment, North Amenca World Gold Council Natalie Dempster is the Head of Investment. North America, at World Gold Council (WGC). an organization formed and funded by the world’s leading gold mining companies with the objective of stimulating and maximizing the demand for gold. Prior to joining WGC. Natalie worked as an economist for both the Royal Bank of Scotland and Chase Manhattan Bank. She also held roles in foreign-exchange trading at Chase Manhattan Bank. Natalie holds a Bachelor’s degree in Economics from Queen Mary and Westfield College. University of London and a Master’s degree in Business Administration from City University Business School (CASS). London. Thomas K. Anderson, CFA Vice President Heed of Strategy and ETF Research State Street Global Advisors Tom Anderson is a Vice President and the Head of the Strategy and Research Group for the firm’s Intermediary Business Group. He is responsible for developing research and analyzing the ETF marketplace Tom earned a Bachelor’s degree from Colgate University and a Master’s degree in Business Administration from Boston College He also holds the Chartered Financial Analyst designation and is a member of the CFA Institute and the Boston Securities Analysts Society. Privacy PoBcv I Contort Us For Investment Professionals Only. Not for use with the public. Shares of GLD trade like stocks, are subject to investment risk and will fluctuate in market value. Neither diversification nor asset allocation ensure a profit or guarantee against toss. The value oftheSPDR* Goto” Shares relates directly to the value of the gold held by the SPDR* Gold Trust (less Trust expenses) and fluctuations in the price of gold could materially adversely affect an investment in the Shares. Investors should be aware that there is no assurance that gold will maintain its long-term value in terms of purchasing power in the future. In the event that the price of gold declines, the SPDR* Gold Trust expects the value of an investment in the Shares to proportionately decline. Shareholders oftheSPOR9 Gold Trust will not have the protections associated with ownership of shares in an investment company registered under the Investment Company Act of 1940 or the protections afforded by the Commodity Exchange Act of 1936. The SPOR* Gold Trust is not registered as an investment company under the Investment Company Act of 1940 and is not required to register under such act. Neither World Gold Trust Services, LLC nor the Trustee of the SPDR* Gold Trust is subject to regulation by the CFTC. Shareholders will not have the regulatory protections provided to investors in CEA-regulated instruments or commodity pools. The SPDR* Gold Trust has filed a registration statement (including a prospectus) with the SEC with respect to the SPDR* Gold Shares to which this communication relates. Before you invest in SPDR* Gold Shares, you should read the prospectus in that registration statement and other documents the SPDR* Gold Trust has filed with the SEC for more complete information about the SPDR* Gold Trust and SPDR* Gold Shares. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternately, the SPDR* Gold Trust or any Authorized Participant in respect of the SPDR* Gold Shares will arrange to send you the prospectus if you request it by calling toll free at 1-866-320-4053 or contacting State Street Global Markets, LLC, Attn: SPDR9 Gold Shares, One Lincoln Street, 30th Floor, Boston, HA 02111. The prospectus contains material information about the SPDR* Gold Trust and its Shares which is material and/or wh ich may be important to you. You should read the entire prospectus, including “Risk Factors’ before making an investment decision about the Shares. The “SPDR*’ trademark is used under license from The McGraw-Hill Companies, Inc. and the SPDR* Gold Trust is permitted to use the ‘SPDR° trademark pursuant to a sublicense from the Marketing Agent. No financial product offered by State Street, SPDR* Gold Trust or its affiliates is sponsored, endorsed, sold or promoted by The McGraw-Hill Companies, Inc. (‘McGraw-Hill”). McGraw-Hill makes no representation or warranty, express or implied, to the owners of any financial product or any member of the public regarding the advisability of investing in securities generally or in financial produ cts particularly or the ability of the index on which financial products are based to track general stock market performance. McGraw-Hill is not responsible for and has not participated in any determination or calculation made with respect to issuance or redemption of financial products. McGraw-Hill has no obligation or liability in connection with the administration, marketing or trading of financial products. WITHOUT LIMfTING ANY OF THE FOREGOING, IN NO EVENT SHALL McGRAW-HILL HAVE ANY LIABILITY FOR ANY SPECIAL, PUNfTTVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING, BUT NOT LIMITED TO, LOST PROFITS). EVEN F NOTIFED OF THE POSSIBILITY OF SUCH DAMAGES. Marketed by State Street Global Markets, LLC, an affiliate of State Street Global Advisors. Not FDIC Insured—No Bank Guarantee—May Lose Value. © 2009 State Street Corporation. All Rights Reserved. BG-0321 Exp. Date: 4/30/2010

What’s Next for Gold? Gold and the Changing Economic Landscape A State Street On-demand Webcast Download additional research and insights on the gold market and learn more about SPDR® Gold Shares [GLD]. the most precise way :o invest in gold: Invest no. in Gold A Durable Asset (multimedia presentation) A Case For Cold Gold FAQs SPDR Gold Shares [GLD] Factsheet About SPDR- Gold Shares [GLD] SPDR® Gold Shares [GLD] offer investors an innovative, cost-efficisnt and secure way to access the gold market. With SPDR® Gold Shares [GLD], you can participate in the gold bullion market without the necessity of taking physical delivsry of gold (and the costs associated with it). And your investment comes with the liquidity, transparency, and flexibility of exchange traded investment vehicles. To learn more about the most precise way to invest in the gold market, visit spdrs.com. Privacy Policy I Contact Us For Investment Professionals Only. Not for use with the public. Shares of GLD trade Ike stocks, are subject to investment risk and will fluctuate in market value. Neither diversification nor asset allocation ensure a profit or guarantee against loss. The value of the SPDR* Gold Shares relates directly to the value of the gold held by tre SPDR* Gold Trust (less Trust expenses) and fluctuations in the price of gold could materially adversely affect an investment in the Shares. Investors should be aware that there is no assurance that gold will maintain its long-term value in terms of purchasing power in the future. In the event that the price of gold declines, the SPDR* Gold Trust expects the value of an investment in the Shares to proportionately decline. Shareholders of the SPDR* Gold Trust will not have the protections associated with ownership of shares Hi an investment company registered unde* the Investment Company Act of 1940 or the protections afforded by the Commodity Exchange Act of 1936. The SPDR9 Gold Trust is not registered as an investment company under the Investment Company Act of 1940 and is not required to register uider such act. Neither World Gold Trust Services, LLC nor the Trustee of the SPDR8 Gold Trust is subject to regulation by the CFTC. Shareholders will not have the regulatory protections provided to investors in CEA-regulated instruments or commodity pools. The SPDR8 Gold Trusl has filed a registration statement (including a prospectus) with the SEC with respect to the SPDR* Gold Shares to which this communication relates. Before you invest in SPDR* Gold Shares, you should read the prospectus in that registration statement and other documents the SPDR* Gold Trust has filed with the SEC for more complete information about the SPDR* Gold Trust and SPDR* Gold Shares. You may get these documents for free by visiting EDGAR on the SEC website a: www.sec.gov. Alternately, the SPDR* Gold Trust or any Authorized Participant Hi respect of the SPDR* Gold Shares will arrange to send you the prospectus if you request it by calling toll free at 1-866-320-4053 or contacting State Street Global Markets, LLC, Attn: SPDR* Gold Shares, Cne Lincoln Street, 30th Floor, Boston, MA 02111. The prospectus contains material information about the SPDR* Gold Trust and its Shares which is material and/or which may be important to you. You should read the entire prospectus, including ‘Risk Factors” before making an investment decision about the Shares. The “SPDR*” trademark is used under license from The McGraw-Hill Companies, Inc. and the SPDR* Gold Trust is permitted to use the “SPDR” trademark pursuant to a sublicense from tie Marketing Agent. No financial product offered by State Stree:, SPDR* Gold Trust or its affiliates is sponsored, endorsed, sold or promoted by The McGraw-Hill Companies, Inc. (“McGraw-Hill”). McGraw-Hill makes no represertation or warranty, express or implied, to the owners of any financial product or any member of the public regarding the advisability of inv esting in securities generally or in financial products particularly or the ability of the index on which financial products are based to track general stock market performance. McGraw-Hill is not responsible for and has not participated in any determination or calculation made with respect to issuance or redemption of financial products. McGraw-Hill has no obligation or liability Hi connection with the administration, marketing or trading of financial products. WITHOUT LIMfTtNG ANY OF THE FOREGOING, IN NO EVENT SHALL McGRAW-HLL HAVE ANY LIABILfTY FOR ANY SPECIAL, PUNfTTVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING, BUT NOT LIMfTED TO, LOST PROFfTS), EVEN IF NOTtFED OF THE POSSIBILITY OF SUCH DAMAGES. Marketed by State Street Global Markets. LLC, an affiliate of State Street Global Advisors. Not FDIC Insured—No Bank Guarantee—May Lose Value. © 2009 State Street Corporation. All Rights Reserved. IBG-0321 Exp. Date: 4/30/2010

What’s Next for Gold? Gold and the Changing Economic Landscape A State Street On-demand Webcast More than 50.000 Investment Professionals depend on State Street’s timely product information, industry leading research. and innovative practice management tools to stay ahead of today’s rapidly changing markets. Register now to get proven ways to deliver value to your clients and grow your business through State Street communications, including: new product announcements, other relevant product information, market and industry research. and practice management content. All fields are required. First Name Last Name Firm Email Address City | State Please Choose ifl Zip | Phone What kind of investor are you? [please Choose ffi f Submit | 01 am interested in receiving additional information via email on a regular basis from SPDR® ETFs and SPDR University. State Street’s online Investment Professional-only education portal. Privacy Policy j Contact Us For Investment Professionals Only. Not for use with the public. Shares of GLD trade like stocks, are subject to investment risk and will fluctuate in market value. Neither diversification nor asset allocation ensure a profit or guarantee against loss. The value of the SPDR* Gold Shares relates directly to the value of the gold held by the SPDR8 Gold Trust (less Trust expenses) and fluctuations in the price of gold could materially adversely affect an investment in the Shares. Investors should be aware that there is no assurance that gold will maintain its long-term value in terms of purchasing power in the future. In the event that the price of gold declines, the SPDR* Gold Trust expects the value of an investment in the Shares to proportionately decline. Shareholders of the SPDR* Gold Trust wBI not have the protections associated with ownership of shares in an investment company registered under the Investment Company Act of 1940 or the protections afforded by the Commodity Exchange Act of 1936. The SPDR* Gold Trust is not registered as an investment company under the Investment Company Act of 1940 and is not required to register under such act. Neither World Gold Trust Services, LLC nor the Trustee of the SPDR* GokJ Trust is subject to regulation by the CFTC. Shareholders will not have the regulatory protections provided to investors in CEA-regu lated instruments or commodity pools. The SPDR* GokJ Trust has filed a registration statement (including a prospectus) with the SEC with respect to the SPDR* Gold Shares to which this communication relates. Before you invest in SPDR* Gold Shares, you should read the prospectus in that registration statement and other documents the SPDR* Gold Trust has filed wrth the SEC for more complete information about the SPDR* Gold Trust and SPDR* Gold Shares. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternately, the SPDR* GokJ Trust or any Authorized Participant in respect of the SPDR* GokJ Shares will arrange to send you the prospectus if you request it by calling toll free at 1-866-320-4053 or contacting State Street Global Markets, LLC, Attn: SPDR* GokJ Shares, One Lincoln Street. 30th Floor, Boston, HA 02111. The prospectus contains material information about the SPDR* GokJ Trust and its Shares which is material and/or which may be important to you. You should read the entire prospectus, including “Risk Factors’ before making an investment decision about the Shares. The “SPDR*’ trademark is used under license from The McGraw-Hill Companies, Inc. and the SPDR* GokJ Trust is permitted to use the “SPDR’ trademark pursuant to a sublicense from the Marketing Agent. No financial product offered by State Street, SPDR* GokJ Trust or its affiliates is sponsored, endorsed, sold or promoted by The McGraw-Hill Companies, Inc. (“McGraw-Hill”). McGraw-Hill makes no representation or warranty, express or implied, to the owners of any financial prod uct or any member of the public regarding the advisability of investing in securities generally or in financial products particularly or the ability of the index on which financial products are based to track general stock market performance. McGraw-Hill is not responsible for and has not participated in any determination or calculation made with respect to issuance or redemption of financial products. McGraw-Hill has no obligation or liability in connection with the administration, marketing or trading of financial products. WfTHOUT LIMfTING ANY OF THE FOREGOING, IN NO EVENT SHALL McGRAW-HLL HAVE ANY LIABILITY FOR ANY SPECIAL, PUNfTTVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING, BUT NOT LIMfTED TO, LOST PROFfTS). EVEN F NOTFED OF THE POSSIBILITY OF SUCH DAMAGES. Marketed by State Street Global Markets, LLC, an affiliate of State Street Global Advisors. Not FDIC Insured—No Bank Guarantee—May Lose Value. © 2009 State Street Corporation. All Rights Reserved. IBG-0321 Exp. Date: 4/30/2010

SPDR® GOLD TRUST has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the Trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Trust or any Authorized Participant will arrange to send you the prospectus if you request it by calling toll free at 1-866-320-4053 or contacting State Street Global Markets, LLC, One Lincoln Street, Attn: SPDR®Gold, 30th Floor, Boston, MA 02111.